UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

BUFFALO WILD WINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Boulevard, Suite 1600
Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2010 the Board of Directors elected Jerry R. Rose to serve as a director, increasing the size of the board to eight directors.  Mr. Rose will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.  Mr. Rose is currently expected to be appointed to the audit committee.  Mr. Rose will participate in the company’s standard compensation program for non-employee directors, as disclosed in the proxy statement relating to our 2010 annual meeting of shareholders.

Mr. Rose has been Corporate Vice President at Cargill, Incorporated since September 2004 and is a member of the senior management team. He is currently a platform leader for two of Cargill’s business platforms. Mr. Rose is Chairman of the Board of Overseers for the Malcolm Baldridge Award, a position appointed by the U.S. Secretary of Commerce.  He is a past member of the North Dakota and Arkansas State Societies of Certified Public Accountants and the American Institute of Certified Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC.

	By	/s/ James M. Schmidt
James M. Schmidt, Executive Vice President,
General Counsel and Secretary

Date: December 29, 2010